Exhibit 99.01

For Release July 24, 2003

5:30 p.m. EDT

Eastman Announces Second-Quarter Earnings

     Kingsport, Tenn., July 24, 2003 — Eastman Chemical Company (NYSE:EMN) today announced earnings of $0.46 per diluted share for second quarter 2003 versus $0.58 per diluted share for second quarter 2002. Included in results for second quarter 2003 are asset impairment and restructuring charges of $16 million ($12 million after tax) primarily related to the impairment of certain assets in Eastman’s performance chemicals and intermediates segment’s fine chemicals product lines.

     “We’re pleased that our operating earnings without the asset impairment and restructuring charges improved over the year-ago period. However, we continue to suffer from higher raw material and energy costs compared with 2002 and from a generally weak global economy, particularly for manufacturing,” said Brian Ferguson, chairman and CEO. “We are making progress on strategies to improve our performance, and we will continue to drive those strategies going forward.”

     Eastman’s operating performance in second quarter 2003 was the result of higher selling prices and cost reduction efforts that were partially offset by higher raw material and energy costs and lower sales volumes. Operating earnings were positively impacted approximately $12 million by the previously announced change in vacation policy. Operating earnings also reflected the impact of other cost reduction measures, including a reduction in employee pay.

     Second-quarter 2003 sales revenue was $1.5 billion, a 6 percent increase over sales revenue of $1.4 billion in second quarter 2002. The improved revenue was primarily due to higher selling prices and favorable foreign currency exchange rates, particularly for the euro, that were partially offset by lower sales volumes.

(In millions, except per share amounts)	2nd Quarter 2003	2nd Quarter 2002

Sales revenue	$1,481	$1,395
Earnings per diluted share	$0.46	$0.58
Net cash provided by operating activities	$73	$253

Division and Segment Results 2Q2003 versus 2Q2002

     Eastman Division’s second-quarter 2003 external sales revenue increased 5 percent compared with second quarter 2002 due to higher selling prices and favorable foreign currency exchange rates that more than offset lower sales volumes. Operating earnings for the division increased without the asset impairment and restructuring charges of $16 million as higher selling prices and cost reduction efforts were partially offset by lower sales volumes. Segments within Eastman Division had the following results:

     Coatings, Adhesives, Specialty Polymers and Inks – External sales revenue increased 1 percent compared with second quarter 2002 as favorable foreign currency exchange rates and improved product mix were offset by lower sales volumes. The lower sales volumes, primarily for coatings and inks, were attributed to an increasingly competitive global business environment and weaker end-market demand resulting from unseasonable weather conditions in the northeast United States. Operating earnings for the segment declined slightly as lower sales volumes and a restructuring charge of $1 million offset higher selling prices.

     Performance Chemicals and Intermediates – External sales revenue increased 12 percent versus the year-ago period primarily due to higher selling prices that were increased to keep pace with higher raw material and energy costs, particularly for propane. Operating earnings increased as higher selling prices more than offset the asset impairment and restructuring charges of $15 million and an unfavorable shift in product mix.

     Specialty Plastics – External sales revenue increased 3 percent as favorable foreign currency exchange rates and improved product mix more than offset lower sales volumes. The lower sales volumes were primarily due to lower film sales attributed to weakness in the travel and leisure markets. Operating earnings increased slightly as higher selling prices more than offset higher raw material and energy costs, particularly for ethylene glycol and paraxylene.

     Voridian Division’s second-quarter 2003 external sales revenue increased 5 percent compared with second quarter 2002 as higher selling prices and favorable foreign currency exchange rates were partially offset by lower sales volumes. Operating earnings declined $11 million year-over-year as higher raw material and energy costs and lower sales volumes were partially offset by higher selling prices and cost reduction efforts. Segments within Voridian Division had the following results:

     Polymers – External sales revenue increased 9 percent compared with second quarter 2002 as higher selling prices and favorable foreign currency exchange rates were partially offset by lower sales volumes. The decline in sales volumes for PET polymers was primarily in Europe and Latin America as Asian imports increased into these regions, recent environmental legislation for recycle content became effective in certain countries in Western Europe and additional industry capacity came online in Mexico. Sales volumes for PET polymers were also lower in North America in second quarter, a decline attributed to weaker end-market demand resulting from unseasonable weather conditions. However, sales volumes for PET polymers in North America for the first half of 2003 were slightly higher than the same period last year. Sales volumes for polyethylene declined due to weak industry demand that began in early second quarter 2003 compared with second quarter 2002, which was the company’s strongest sales volume quarter for polyethylene last year. Operating earnings for the polymers segment declined $6 million compared with second quarter 2002 as higher raw material and energy costs and lower sales volumes were partially offset by higher selling prices and cost improvement projects.

     Fibers – External sales revenue declined 4 percent year-over-year mainly due to a negative shift in product mix. The segment’s second-quarter 2003 operating earnings declined $5 million due to lower sales volumes of acetate tow, primarily to China, versus second quarter 2002. Acetate tow sales to China were particularly strong in the first half of 2002 due to the timing of customer buying patterns.

     The Developing Businesses Division’s second-quarter 2003 external sales revenue was $16 million compared with $2 million for second quarter 2002. The increase was primarily due to the continued implementation of customer contracts by Cendian Corporation. Operating results for the division improved slightly reflecting increased revenues that more than offset higher costs associated with efforts to increase external sales.

Other (Income) Charges

     Other (income) charges for second quarter 2003 and second quarter 2002 reflected gains of approximately $6 million and $15 million respectively due to favorable foreign currency exchange rates, particularly for the euro.

Cash Flow

     Eastman generated $73 million in cash from operating activities during second quarter 2003. The company contributed $50 million to its U.S. defined benefit pension plans in the second quarter and expects to fund its U.S. defined benefit pension plans by a total of $238 million in 2003 versus the previously announced $220 million. The additional $18 million in funding will allow the company to significantly reduce or eliminate its required funding in 2004.

     In June 2003, the company issued notes in the principal amount of $250 million due in 2008 bearing interest at 3.25 percent per annum. Net proceeds from the sale of the notes were $248 million and were used to repay portions of the company’s commercial paper borrowings. The company expects that its net debt at the end of 2003 will be similar to its net debt at the end of 2002.

Outlook

     Commenting on the outlook for the remainder of the year, Ferguson said: “In a typical year, Eastman generates about 60 percent of our net earnings in the first half of the year and about 40 percent in the second half. For us to change this pattern in 2003, we will need to maintain our selling prices despite the fact that we face a difficult market environment. While we expect that sales volumes will improve in second half, our profitability will be driven by our relative success in pricing. In addition, we are focused on taking appropriate cost reduction actions to improve our performance.”

     Eastman will host a conference call with industry analysts on July 25, 2003, at 8:00 a.m. Eastern Daylight Time. To access the conference call via the live webcast, go to www.eastman.com, investors, event information, audio archives. To listen to the conference call via teleconference, call 800-289-0579 to register and ask for reservation #130684. You will be given a special telephone number to call to listen to the conference call. Following the conference call, supplemental information for second quarter 2003 will be available at www.eastman.com, investors, financial information section.

     Headquartered in Kingsport, Tenn., Eastman manufactures and markets chemicals, fibers and plastics worldwide. The company has approximately 15,800 employees in more than 30 countries and had 2002 sales of $5.3 billion. To learn more about Eastman and its products, visit www.eastman.com. To learn more about Voridian Division and its products, visit www.voridian.com.

##

Forward-looking Statements:  This news release includes forward-looking statements concerning current expectations for future global, regional, industry, and specific product and market economic and business conditions; selling prices and raw material and energy costs; company strategies, actions and efforts to control and reduce costs and to increase overall selling prices and improve financial performance; cash flows and uses of available cash, and future pension plan funding and future debt levels; and overall sales volumes, selling prices, cost reductions, and net earnings in the second half of 2003. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-K filed for 2002, the Form 10-Q filed for the first quarter 2003, the Form 10-Q to be filed for the second quarter 2003, and the supplemental information for second quarter 2003 on the Eastman Web site at www.eastman.com in the investors, financial information section.

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

FINANCIAL INFORMATION
July 25, 2003

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), July 25, 2003.

Table of Contents

Item	Page
TABLE 1 - Statements of Earnings	1
TABLE 2 - Other Sales Information	2-3
TABLE 3 - Operating Earnings (Loss) Information	4-5
TABLE 4 - Sales Revenue Change – External Sales	6
TABLE 5 - Percentage Growth in Sales Volume	7-8
TABLE 6 - Statements of Cash Flows	9
TABLE 7 - Selected Balance Sheet Items	10

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	Second Quarter		First Six Months

(Dollars in millions, except per share amounts)	2003	2002	2003	2002

Sales	$1,481	$1,395	$2,922	$2,631
Cost of sales	1,240	1,166	2,497	2,197

Gross profit	241	229	425	434
Selling and general administrative expenses	108	110	208	200
Research and development expenses	42	38	85	76
Asset impairments and restructuring charges, net	16	—	18	—
Other operating income	—	—	(20)	—

Operating earnings	75	81	134	158
Interest expense, net	31	31	62	61
Other (income) charges, net	(5)	(10)	(6)	4

Earnings before income taxes and cumulative effect of changes in accounting principle	49	60	78	93
Provision for income taxes	14	16	25	25

Earnings before cumulative effect of changes in accounting principle	35	44	53	68
Cumulative effect of changes in accounting principle, net	—	—	3	(18)

Net earnings	$35	$44	$56	$50

Earnings per share
Basic
Before cumulative effect of changes in accounting principle	$0.46	$0.58	$0.69	$0.88
Cumulative effect of changes in accounting principle, net	—	—	0.04	(0.23)

Net earnings per share	$0.46	$0.58	$0.73	$0.65

Diluted
Before cumulative effect of changes in accounting principle	$0.46	$0.58	$0.69	$0.88
Cumulative effect of changes in accounting principle, net	—	—	0.04	(0.23)

Net earnings per share	$0.46	$0.58	$0.73	$0.65

Shares (in millions) outstanding at end of period	77.4	77.3	77.4	77.3
Shares (in millions) used for earnings per share calculation:
Basic	77.1	77.1	77.1	77.0
Diluted	77.3	77.3	77.3	77.2

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 2 — OTHER SALES INFORMATION

(Dollars in millions)		Second Quarter, 2003
		Interdivisional
	External Sales	Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$417	$—	$417
Performance Chemicals and Intermediates	310	115	425
Specialty Plastics	138	12	150

Total Eastman Division	865	127	992

Voridian Division
Polymers	434	19	453
Fibers	166	19	185

Total Voridian Division	600	38	638

Developing Businesses Division
Developing Businesses	16	94	110

Total Developing Businesses Division	16	94	110

Total Eastman Chemical Company	$1,481	$259	$1,740

		Second Quarter, 2002*
		Interdivisional
	External Sales	Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$412	$—	$412
Performance Chemicals and Intermediates	276	98	374
Specialty Plastics	133	12	145

Total Eastman Division	821	110	931

Voridian Division
Polymers	400	11	411
Fibers	172	17	189

Total Voridian Division	572	28	600

Developing Businesses Division
Developing Businesses	2	78	80

Total Developing Businesses Division	2	78	80

Total Eastman Chemical Company	$1,395	$216	$1,611

*	Sales revenues for 2002 have been reclassified to reflect the Company’s new organizational structure and segments effective in the first quarter 2003.

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 2 — OTHER SALES INFORMATION (Continued)

(Dollars in millions)		First Six Months, 2003
		Interdivisional
	External Sales	Sales	Total Sales

Sales by Division and Segment
Eastman Division	$809	$—	$809
Coatings, Adhesives, Specialty Polymers, and Inks	$809	$—	$809
Performance Chemicals and Intermediates	626	240	866
Specialty Plastics	282	26	308

Total Eastman Division	1,717	266	1,983

Voridian Division
Polymers	864	40	904
Fibers	312	40	352

Total Voridian Division	1,176	80	1,256

Developing Businesses Division
Developing Businesses	29	192	221

Total Developing Businesses Division	29	192	221

Total Eastman Chemical Company	$2,922	$538	$3,460

		First Six Months, 2002*
		Interdivisional
	External Sales	Sales	Total Sales

Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$777	$—	$777
Performance Chemicals and Intermediates	535	179	714
Specialty Plastics	253	24	277

Total Eastman Division	1,565	203	1,768

Voridian Division
Polymers	741	23	764
Fibers	321	38	359

Total Voridian Division	1,062	61	1,123

Developing Businesses Division
Developing Businesses	4	147	151

Total Developing Businesses Division	4	147	151

Total Eastman Chemical Company	$2,631	$411	$3,042

*	Sales revenues for 2002 have been reclassified to reflect the Company’s new organizational structure and segments effective in the first quarter 2003.

	Second Quarter		First Six Months

(Dollars in millions)	2003	2002	2003	2002

Sales by Region – External Sales
United States and Canada	$849	$794	$1,673	$1,515
Europe, Middle East, and Africa	355	314	697	586
Asia Pacific	162	167	321	303
Latin America	115	120	231	227

	$1,481	$1,395	$2,922	$2,631

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 3 — OPERATING EARNINGS (LOSS) INFORMATION

	Second	Second	First
	Quarter	Quarter	Quarter
(Dollars in millions)	2003	2002 (2)	2003

Operating Earnings (Loss) by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks (1) (3)	$19	$21	$—
Performance Chemicals and Intermediates (1)	3	2	3
Specialty Plastics (3)	9	8	32

Total Eastman Division	31	31	35

Voridian Division
Polymers	26	32	28
Fibers	36	41	25

Total Voridian Division	62	73	53

Developing Businesses Division
Developing Businesses	(16)	(18)	(23)

Total Developing Businesses Division	(16)	(18)	(23)

Eliminations	(2)	(5)	(6)

Total Eastman Chemical Company	$75	$81	$59

(1)	Second quarter 2003 operating earnings for the Coatings, Adhesives, Specialty Polymers, and Inks segment included restructuring charges of approximately $1 million. Second quarter 2003 operating earnings for the Performance Chemicals and Intermediates segment included asset impairment and restructuring charges of approximately $15 million.

(2)	Operating earnings (loss) for 2002 have been reclassified to reflect the Company’s new organizational structure and segments effective in the first quarter 2003.

(3)	First quarter 2003 operating earnings for the Coatings, Adhesives, Specialty Polymers, and Inks segment included restructuring charges of approximately $2 million. Operating earnings for the Specialty Plastics segment for the first quarter 2003 included a gain of approximately $20 million for the sale of the Company’s high-performance crystalline plastics assets.

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 3 — OPERATING EARNINGS (LOSS) INFORMATION (Continued)

	First Six Months	First Six Months
(Dollars in millions)	2003	2002 (2)

Operating Earnings (Loss) by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks (1)	$19	$50
Performance Chemicals and Intermediates (1)	6	1
Specialty Plastics (1)	41	18

Total Eastman Division	66	69

Voridian Division
Polymers	54	52
Fibers	61	73

Total Voridian Division	115	125

Developing Businesses Division
Developing Businesses	(39)	(33)

Total Developing Businesses Division	(39)	(33)

Eliminations	(8)	(3)

Total Eastman Chemical Company	$134	$158

(1)	First six months 2003 operating earnings for the Coatings, Adhesives, Specialty Polymers, and Inks segment included restructuring charges of approximately $3 million. First six months 2003 operating earnings for the Performance Chemicals and Intermediates segment included asset impairment and restructuring charges of approximately $15 million. First six months 2003 operating earnings for the Specialty Plastics segment included a gain of approximately $20 million for the sale of the Company’s high-performance crystalline plastics assets.

(2)	Operating earnings (loss) for 2002 have been reclassified to reflect the Company’s new organizational structure and segments effective in the first quarter 2003.

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 4 – SALES REVENUE CHANGE – EXTERNAL SALES

	Second Quarter, 2003 Compared to Second Quarter, 2002

		Change in External Sales Revenue Due To

				Product	Exchange
	Revenue	Volume	Price	Mix	Rate
	% Change	Effect	Effect	Effect	Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	1%	(11)%	2%	4%	6%
Performance Chemicals and Intermediates	12%	(2)%	14%	(3)%	3%
Specialty Plastics	3%	(4)%	1%	2%	4%

Total Eastman Division	5%	(7)%	6%	1%	5%

Voridian Division
Polymers	9%	(11)%	15%	0%	5%
Fibers	(4)%	2%	2%	(11)%	3%

Total Voridian Division	5%	(7)%	11%	(3)%	4%

Developing Businesses Division
Developing Businesses	>100%	0%	0%	>100%	0%

Total Developing Businesses Division	>100%	0%	0%	>100%	0%

Total Eastman Chemical Company	6%	(7)%	8%	1%	4%

	First Six Months, 2003 Compared to First Six Months, 2002

		Change in External Sales Revenue Due To

				Product	Exchange
	Revenue	Volume	Price	Mix	Rate
	% Change	Effect	Effect	Effect	Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	4%	(6)%	0%	4%	6%
Performance Chemicals and Intermediates	17%	3%	12%	(1)%	3%
Specialty Plastics	11%	7%	(1)%	0%	5%

Total Eastman Division	10%	0%	4%	2%	4%

Voridian Division
Polymers	17%	(3)%	16%	1%	3%
Fibers	(3)%	(4)%	1%	(3)%	3%

Total Voridian Division	11%	(3)%	11%	0%	3%

Developing Businesses Division
Developing Businesses	>100%	0%	0%	>100%	0%

Total Developing Businesses Division	>100%	0%	0%	>100%	0%

Total Eastman Chemical Company	11%	(2)%	7%	2%	4%

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 5 – PERCENTAGE GROWTH IN SALES VOLUME

	Second Quarter, 2003 Compared to
	Second Quarter, 2002

			Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(10)%	0%	(10)%
Performance Chemicals and Intermediates	(4)%	(10)%	(6)%
Specialty Plastics	(4)%	3%	(3)%

Total Eastman Division	(7)%	(9)%	(7)%

Voridian Division
Polymers	(12)%	55%	(10)%
Fibers	2%	5%	3%

Total Voridian Division	(10)%	12%	(6)%

Developing Businesses Division
Developing Businesses	0%	0%	0%

Total Developing Businesses Division	0%	0%	0%

Total Eastman Chemical Company	(8)%

Regional sales volume growth United States and Canada
United States and Canada	(6)%
Europe, Middle East, and Africa	(6)%
Asia Pacific	(11)%
Latin America	(23)%

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 5 – PERCENTAGE GROWTH IN SALES VOLUME (Continued)

	First Six Months, 2003 Compared to
	First Six Months, 2002

			Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(7)%	(50)%	(7)%
Performance Chemicals and Intermediates	3%	3%	3%
Specialty Plastics	7%	18%	9%

Total Eastman Division	(1)%	4%	0%

Voridian Division
Polymers	(3)%	58%	(1)%
Fibers	(4)%	9%	3%

Total Voridian Division	(3)%	17%	0%

Developing Businesses Division
Developing Businesses	0%	0%	0%

Total Developing Businesses Division	0%	0%	0%

Total Eastman Chemical Company	(2)%

Regional sales volume growth
United States and Canada	0%
Europe, Middle East, and Africa	(3)%
Asia Pacific	1%
Latin America	(15)%

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 6 – STATEMENTS OF CASH FLOWS

	First Six Months

(Dollars in millions)	2003	2002

Cash flows from operating activities
Net earnings	$56	$50

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	193	199
Cumulative effect of changes in accounting principle, net of tax	(3)	18
Write-off of impaired assets	18	—
Gain recognized on sale of assets	(20)	—
Provision for deferred income taxes	18	23
Changes in operating assets and liabilities, net of effect of acquisitions:
Increase in receivables	(146)	(66)
Increase in inventories	(18)	(19)
Increase (decrease) in trade payables	(44)	72
Increase (decrease) in liabilities for employee benefits and incentive pay	(164)	19
Other items, net	15	37

Net cash provided by (used in) operating activities	(95)	333

Cash flows from investing activities
Additions to properties and equipment	(100)	(96)
Proceeds from sale of assets	28	6
Acquisitions, net of cash acquired	—	(6)
Additions to capitalized software	(8)	(9)
Other items, net	18	(7)

Net cash used in investing activities	(62)	(112)

Cash flows from financing activities
Net decrease in commercial paper and other short-term borrowings	(32)	(537)
Proceeds from long-term borrowings	248	394
Bank overdrafts	2	2
Repayment of borrowings	(3)	(4)
Dividends paid to stockholders	(68)	(68)
Other items	2	—

Net cash provided by (used in) financing activities	149	(213)

Net change in cash and cash equivalents	(8)	8
Cash and cash equivalents at beginning of period	77	66

Cash and cash equivalents at end of period	$69	$74

EASTMAN CHEMICAL COMPANY — EMN	July 24, 2003
5:30 PM EDT

TABLE 7 – SELECTED BALANCE SHEET ITEMS

	June 30,	December 31,
(Dollars in millions)	2003	2002

Current Assets	$1,664	$1,529
Net Properties	3,697	3,753
Other Assets	994	991

Total Assets	$6,355	$6,273

Payables and Other Current Liabilities	$998	$1,221
Short-term Borrowings	511	3
Long-term Borrowings	1,754	2,054
Other Liabilities	1,764	1,724
Stockholders’ Equity	1,328	1,271

Total Liabilities and Stockholders’ Equity	$6,355	$6,273